Exhibit 10.3

PHILLIPS EDISON — ARC SHOPPING CENTER REIT INC.

AMENDED AND RESTATED

2010 INDEPENDENT DIRECTOR STOCK PLAN

Exhibit 10.3

PHILLIPS EDISON — ARC SHOPPING CENTER REIT INC.

AMENDED AND RESTATED

2010 INDEPENDENT DIRECTOR STOCK PLAN

ARTICLE 1 PURPOSE	1
1.1. GENERAL	1
ARTICLE 2 DEFINITIONS	1
2.1. DEFINITIONS	1
ARTICLE 3 EFFECTIVE TERM OF PLAN	4
3.1. EFFECTIVE DATE	4
3.2. TERMINATION OF PLAN	4
ARTICLE 4 ADMINISTRATION	4
4.1. COMMITTEE	4
4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE	4
4.3. AUTHORITY OF COMMITTEE	4
4.4. AWARD CERTIFICATES	5
ARTICLE 5 SHARES SUBJECT TO THE PLAN	5
5.1. NUMBER OF SHARES	5
5.2. SHARE COUNTING	5
5.3. STOCK DISTRIBUTED	5
ARTICLE 6 ELIGIBILITY	6
6.1. GENERAL	6
ARTICLE 7 RESTRICTED STOCK	6
7.1. GRANT OF RESTRICTED STOCK	6
7.2. ISSUANCE AND RESTRICTIONS	6
7.3. FORFEITURE	6
7.4. DELIVERY OF RESTRICTED STOCK	6
ARTICLE 8 PROVISIONS APPLICABLE TO AWARDS	6
8.1. TERM OF AWARD	6
8.2. FORM OF PAYMENT FOR AWARDS	6
8.3. LIMITS ON TRANSFER	6
8.4. BENEFICIARIES	7
8.5. STOCK TRADING RESTRICTIONS	7
8.6. ACCELERATION UPON DEATH OR DISABILITY	7
8.7. ACCELERATION UPON A CHANGE IN CONTROL	7

i

8.8. ACCELERATION FOR ANY REASON	7
8.9. FORFEITURE EVENTS	7
8.10. SUBSTITUTE AWARDS	7
ARTICLE 9 CHANGES IN CAPITAL STRUCTURE	8
9.1. MANDATORY ADJUSTMENTS	8
9.2. DISCRETIONARY ADJUSTMENTS	8
ARTICLE 10 AMENDMENT, MODIFICATION AND TERMINATION	8
10.1. AMENDMENT, MODIFICATION AND TERMINATION	8
10.2. AWARDS PREVIOUSLY GRANTED	9
10.3. COMPLIANCE AMENDMENTS	9
ARTICLE 11 GENERAL PROVISIONS	9
11.1. RIGHTS OF PARTICIPANTS	9
11.2. WITHHOLDING	9
11.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE	10
11.4. UNFUNDED STATUS OF AWARDS	11
11.5. RELATIONSHIP TO OTHER BENEFITS	11
11.6. EXPENSES	11
11.7. TITLES AND HEADINGS	11
11.8. GENDER AND NUMBER	11
11.9. FRACTIONAL SHARES	11
11.10. GOVERNMENT AND OTHER REGULATIONS	11
11.11. GOVERNING LAW	12
11.12. ADDITIONAL PROVISIONS	12
11.13. NO LIMITATIONS ON RIGHTS OF COMPANY	12
11.14. INDEMNIFICATION	12

ii

Exhibit 10.3

PHILLIPS EDISON — ARC SHOPPING CENTER REIT INC.

AMENDED AND RESTATED

2010 INDEPENDENT DIRECTOR STOCK PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Phillips Edison — ARC Shopping Center REIT Inc. Amended and Restated 2010 Independent Director Stock Plan (the “Plan”) is to promote the success, and enhance the value, of Phillips Edison — ARC Shopping Center REIT Inc. (the “Company”), by linking the personal interests of directors of the Company to those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected directors of the Company.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)	“Award” means any Restricted Stock or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)	“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i)

individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)	any person becomes a Beneficial Owner, directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)	the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 25% or more of the total common stock or 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h)	“Committee” means the committee of the Board described in Article 4.

(i)	“Company” means Phillips Edison — ARC Shopping Center REIT Inc., a Maryland corporation, or any successor corporation.

(j)	“Continuous Status as a Participant” means the absence of any interruption or termination of service as a director of the Company. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(k)	“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(l)	“Effective Date” has the meaning assigned such term in Section 3.1.

(m)	“Eligible Participant” means an independent director of the Company.

(n)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(o)	“Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(p)	“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(q)	“Participant” means an independent director of the Company who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 8.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(r)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(s)	“Plan” means the Phillips Edison — ARC Shopping Center REIT Inc. 2010 Independent Director Stock Plan, as amended from time to time.

(t)	“Public Offering” shall occur on the closing date of a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

(u)	“Restricted Stock” means Stock granted to a Participant under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(v)	“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 9.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 9.1.

(w)	“Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 9.1.

(x)	“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(y)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(z)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by the Conflicts Committee (as defined in the Company’s Charter) or a subcommittee thereof. Either of which is referred to herein as the “Committee.”

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.2 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan;

(f)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)	Amend the Plan or any Award Certificate as provided herein; and

(k)	Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 9.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 200,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(c)	To the extent that the full number of Shares subject to an Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d)	Substitute Awards granted pursuant to Section 8.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants.

ARTICLE 7

RESTRICTED STOCK

7.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

7.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends or distributions on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend and distribution rights and any dividends or distributions paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends or distributions are paid to stockholders or, if later, the 15th day of the third month following the date the dividends or distributions are paid to stockholders.

7.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.

7.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 8

PROVISIONS APPLICABLE TO AWARDS

8.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee.

8.2. FORM OF PAYMENT FOR AWARDS. Except as otherwise provided in this Plan, payment of Awards will be made in Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

8.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (a) does not result in accelerated taxation and (b) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

8.4. BENEFICIARIES. Notwithstanding Section 8.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

8.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination.

8.7. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all time-based vesting restrictions on outstanding Awards shall lapse.

8.8. ACCELERATION FOR ANY REASON. Regardless of whether an event has occurred as described in Section 8.6 or 8.7 above, the Committee may in its sole discretion at any time determine that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 8.8. Notwithstanding anything in the Plan, including this Section 8.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

8.9. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

8.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees or directors of another entity who become directors of the Company as a result of a merger or consolidation of the former entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 9

CHANGES IN CAPITAL STRUCTURE

9.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (a) adjustment of the number and kind of shares that may be delivered under the Plan; (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the measure to be used to determine the amount of the benefit payable on an Award; and (d) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

9.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 9.1), the Committee may, in its sole discretion, provide (a) that Awards will be settled in cash rather than Stock, (b) that Awards will become immediately vested and will expire after a designated period of time, (c) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (d) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the price of the Award, or (e) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

ARTICLE 10

AMENDMENT, MODIFICATION AND TERMINATION

10.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (a) materially increase the number of Shares available under the Plan, (b) expand the types of awards under the Plan, (c) materially expand the class of participants eligible to participate in the Plan, (d) materially extend the term of the Plan, or (e) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (a) to comply with the listing or other requirements of an Exchange, or (b) to satisfy any other tax, securities or other applicable laws, policies or regulations.

10.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been vested, cashed in or otherwise settled on the date of such amendment or termination; and

(b)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been vested, cashed in or otherwise settled on the date of such amendment.

10.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 10.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 11

GENERAL PROVISIONS

11.1. RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company to terminate any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as a director of the Company, whether for the duration of a Participant’s Award or otherwise.

(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 10, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

11.2. WITHHOLDING. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)	General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)	Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)	Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)	Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)	the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)	the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including, if applicable, this Plan.

11.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to the Employment Retirement Income Security Act of 1974, as amended.

11.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

11.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

11.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

11.10. GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)

Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.

Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

11.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.

11.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

11.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

11.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Amendment and Restatement, as amended, or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Phillips Edison — ARC Shopping Center REIT Inc. Amended and Restated 2010 Independent Director Stock Plan as adopted by the Board on August 9, 2010 and by the stockholders on August 11, 2010.

PHILLIPS EDISON — ARC SHOPPING CENTER REIT INC.

By:	/s/ John Bessey
Its:	President